UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 8, 020

Date of Report

(Date of earliest event reported)

BOQI international medical inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3601, Building A, Harbour View Place, No. 2 Wuwu Road, Zhongshan District, Dalian, Liaoning Province, P. R. China, 116000
(Address of principal executive offices and zip code)

(86) 0411 8220 9211
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	NASDAQ Capital Market

Item 4.01 Changes in Registrant’s Certifying Accountant.

Previous independent registered public accounting firm

On September 7, 2020, our board of directors resolved to release HHC (“HHC”) as our independent accountants. We informed HHC of this determination on September 8, 2020, which was effective September 9, 2020.

HHC was engaged by us on April 16, 2019 and has rendered reports on our financial statements for the year ended December 31, 2019. For the year ended December 31, 2019 and through the date of this form 8-K, HHC has neither provided any adverse opinion or qualifications on our financial statements nor had a disagreement with the Company since their engagement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements that, if not resolved to HHC’s satisfaction, would have caused HHC to make reference to the subject matter of the disagreement in connection with the audit of the Company’s financial statements.

None of the reportable events described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K occurred within period of the engagement of HHC up to the date of dismissal.

We have provided HHC with a copy of this report prior to its filing with the Securities and Exchange Commission (the “SEC”). HHC has provided a letter to us, dated September 8, 20120 and addressed to the SEC, which is attached hereto as Exhibit 16.1 and is hereby incorporated herein by reference.

New independent registered public accounting firm

We have engaged Audit Alliance LLP (“AA”) as our independent registered public accounting firm, effective September 10, 2020, for our fiscal year ended December 31, 2020. The decision to engage AA as our independent registered public accounting firm was approved by our audit committee and board of directors.

During the two most recent fiscal years and through the date of this report, we have not consulted with AA regarding any of the following:

1.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements;

2.	the type of audit opinion that might be rendered on the Company’s financial statements by AA, in either case where written or oral advice provided by AA would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or

3.	any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our board of directors announces that it had dismissed Ms. Tingting Zhang as the Company’s Chief Financial Officer, effective September 9, 2020 and promoted Mr. Jun Jia, currently the Company’s assistant Chief Financial Officer, to be the Company’s new Chief Financial Officer, effective September 10, 2020. Mr. Jun Jia has served as the Company’s assistant Chief Financial Officer since October 2018. His compensation arrangement will remain unchanged after being promoted as the Company’s Chief Financial Officer.

Mr. Jun Jia (32) has been in the financial management business for 15 years. From October 2018 to present, Mr. Jia was the assistant Chief Financial Officer of the Company, supporting the Chief Financial Officer in managing the financial and audit activities of the Company. From August 2015 to October 2018, Mr. Jia was the Director of Meihuo Pharmaceutical Co., Ltd. (Shanghai Stock Exchange company, stock code 600297), responsible for the company’s audit work. From September 2010 to August 2015, Mr. Jia was the Deputy Director of Finance of Paisi Co., Ltd. (Shanghai Stock Exchange company, stock code 603318), in charge of the company’s financial affairs. From September 2005 to August 2010, Mr. Jia worked at Yi Fang Group as the Deputy Chief Financial officer, responsible for the company’s financial analysis and management. From 2003 through 2005, while at school, Mr. Jia conducted a financial data analysis project at the London Metal Exchange. Mr. Jia holds a masters’ degree in finance from the British Loughborough University and an MBA degree from the Leicester University in London.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
16.1	Letter from HHC on Change in Certifying Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 10, 2020	BOQI International Medical Inc.
(Registrant)

	By:	/s/ Tiewei Song
Tiewei Song
Chief Executive Officer

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